UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Bylaw Amendment

On September 15, 2011, the Board of Directors (the “Board’) of Franklin Resources, Inc. (the “Company”) approved an amendment to, and restatement of, the Company’s amended and restated bylaws, effective as of such date.

The amendment, which changes Section 3.1 of the bylaws, will decrease the authorized number of directors on the Board from 12 to 11. The amendment is being made because a director, Mr. Peter M. Sacerdote, passed away on July 31, 2011.

The foregoing description of the amendment to the Company’s amended and restated bylaws is qualified in its entirety by the full text of the amended and restated bylaws (as adopted and effective on September 15, 2011), which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Franklin Resources, Inc. (as adopted and effective on September 15, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: September 16, 2011	By:	/s/ Maria Gray
Name: Maria Gray
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Franklin Resources, Inc. (as adopted and effective on September 15, 2011).